UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2010

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As of September 7, 2010, the registrant has issued 3,375,000 restricted shares of its common stock as a non-refundable retainer for consulting services to be rendered through September 30, 2012.

The registrant also issued 207,506 restricted shares of common stock as payment in full of unsecured, short-term notes payable to five private investors (primarily existing shareholders) in connection with financing to fund operations.  The principal balance of the notes and accrued interest to be converted under the agreements are $500,000 and $18,763, respectively.  The exchange will result in a $500,000 reduction in short-term debt obligations and a $518,763 improvement in stockholder’s equity (additional paid-in capital) of the registrant.

No underwriters were used in the above transactions.  The registrant relied upon the exemption from registration contained in Section 4(2) as to all of the transactions, as the investors were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant’s business or were accredited investors.  Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
September 7, 2010	By: /s/ Jamie Lee Mancl
Jamie Lee Mancl
President